UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 11, 2005

Orange 21 Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51071	33-0580186
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2070 LAS PALMAS DRIVE
CARLSBAD, CALIFORNIA		92009
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (760) 804-8420

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Board of Directors (the “Board”) of Orange 21 Inc. (“Orange 21”) appointed Theodore Roth to the Board of Directors of the Company effective October 11, 2005, as well as to its Compensation Committee.  Mr. Roth fills the vacancy on the Board created by the resignation, effective the same date, of Roger S. Penske, Jr., who resigned to pursue personal interests.

Mr. Roth is Managing Director of Roth Capital Partners, LLC, an investment banking firm headquartered in Newport Beach, California.  He joined Roth Capital Partners in 2003, following 15 years with Alliance Pharmaceutical Corp., a publicly-owned specialty pharmaceutical development company, most recently serving as President and Chief Operating Officer.  Prior to Alliance, he spent 10 years with a privately-held manufacturing company in various financial and management positions.  He is on the Board of Directors of Alliance Pharmaceutical and BioMed Realty Trust, Inc.  He is a graduate of Iowa Wesleyan College, and has a J.D. from Washburn University and an LL.M. from the University of Missouri in Kansas City.

Attached as Exhibit 99.1 is a copy of the Company’s news release dated October 11, 2005 announcing Mr. Roth’s appointment and Mr. Penske’s resignation.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	News release dated October 11, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORANGE 21 INC.

Date: October 13, 2005
	By:	/s/ Michael Brower
Michael Brower
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	News release issued October 11, 2005.